SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 4, 2014
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904) 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

Third Amended and Restated 2006 Equity Incentive Plan

At the 2014 Special Meeting of Stockholders (the “Special Meeting”) of Body Central Corp. (the “Company”) held on September 4, 2014, the Company’s stockholders duly approved the Body Central Corp. Third Amended and Restated 2006 Equity Incentive Plan (the “Amended and Restated Equity Plan”), which amends and restates the Company’s Second Amended and Restated 2006 Equity Incentive Plan (the “Prior Equity Plan”). As a result of the adoption of the Amended and Restated Equity Plan, key changes to the Prior Equity Plan include the following:

•
as compared with the number of shares of our common stock authorized for issuance under the Prior Equity Plan, the number of shares of our common stock available for issuance under the Amended and Restated Equity Plan is increased by 6,300,000 shares (or 630,000 shares after giving effect to the one-for-ten reverse stock split) to an aggregate of 8,846,209 (or approximately 884,620 shares after giving effect to the one-for-ten reverse stock split);

•
the maximum number of stock options or stock appreciation rights that may be granted to any one individual during any one calendar year period will be 1,500,000 shares (or 150,000 shares after giving effect to the one-for-ten reverse stock split), and if any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 3,000,000 shares (or 300,000 shares after giving effect to the one-for-ten reverse stock split);

•	dividend equivalent rights may no longer be granted under the Amended and Restated Equity Plan, except in connection with awards of restricted stock units;

•	awards of restricted shares and restricted stock units subject to a time-based vesting restriction may have a total vesting period less than three years; and

•
awards of incentive stock options may be granted under the Amended and Restated Equity Plan until July 17, 2024 and other awards may be granted under the Amended and Restated Equity Plan until September 4, 2024.

The purpose of Amended and Restated Equity Plan is to encourage and enable the officers, employees, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will ensure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Persons eligible to participate in the Amended and Restated Equity Plan are those full or part-time officers, employees, non-employee directors and consultants of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion.

Body Central Corp. 2014 Employee Stock Purchase Plan

On September 4, 2014, the Body Central Corp. 2014 Employee Stock Purchase Plan (the “ESPP”) was duly approved by the Company’s stockholders. The ESPP will permit eligible employees of the Company to purchase shares of the Company’s common stock through payroll deductions during quarterly offering periods, beginning on October 1, 2014. Employee purchases will be made on a quarterly basis on the last trading day of each Offering Period. The ESPP sets forth the maximum amounts that employees may authorize the Company to withhold from compensation, as well as a formula pursuant to which quarterly purchases will be effected. A total of 1,500,000 shares (or 150,000 shares after giving effect to the one-for-ten reverse stock split) of common stock may be purchased pursuant to the ESPP. Shares purchased under the ESPP are subject to a twelve-month holding period. The purpose of the ESPP is to provide eligible employees of the Company and of subsidiaries designated by the Board with an opportunity to purchase shares of the Company’s common stock through accumulated payroll deductions. By encouraging stock ownership, the Company seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of the Company.

Descriptions of the Amended and Restated Equity Plan and the ESPP are set forth in Proposal Nos. 2 and 3, respectively, of the Company's Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 19, 2014 (the "Proxy Statement"). The full text of the Amended and Restated Equity Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference. The full text of the ESPP appears at Appendix C of the Proxy Statement and is incorporated into this item 5.02 by reference. The above descriptions of the plans do not purport to be complete and are qualified in their entirety by reference to the full text of the respective plans.

Unless expressly indicated to the contrary, the share numbers reported in this Current Report on Form 8-K (including the number of shares authorized for issuance under the Amended and Restated Equity Plan and the ESPP as stated above) do not give effect to the one-for-ten reverse stock split to be implemented effective at 5:00 p.m. EDT on September 4, 2014, as reported in Item 5.03 below.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fourth Amended and Restated Certificate of Incorporation

On September 4, 2014, the Company’s stockholders duly approved the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”). Promptly following approval on September 4, 2014, the Company filed the Amended and Restated Charter with the Secretary of State of the State of Delaware. The Amended and Restated Charter replaces and supersedes the Company’s Third Amended and Restated Certificate of Incorporation, as amended, in all respects.

The Amended and Restated Charter includes amendments to: (a) implement a one-for-ten reverse stock split of the Company’s issued and outstanding common stock effective as of 5:00 p.m. EDT on September 4, 2014, as further described below; (b) eliminate the Company’s prior classified board structure to instead provide for the annual election of all directors, subject to the rights with respect to director appointments afforded to the holders of the Company’s Series A Preferred Stock (which holders are currently entitled to appoint three directors); (c) eliminate the super-majority voting requirements; (d) eliminate the prohibition against stockholder action by written consent and authorize stockholder action by majority written consent; and (e) authorize 25% of the Company’s directors to call a special meeting of stockholders. In addition to these amendments, the Amended and Restated Charter also restates and integrates into a single instrument all prior amendments to the Company’s certificate of incorporation.

Further details concerning the amendments implemented pursuant to the Amended and Restated Charter are set forth in Proposal No. 1 of the Proxy Statement. The above description of the changes effected pursuant to the Amended and Restated Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Implementation of One-For-Ten Reverse Stock Split

As noted above, the Company’s Amended and Restated Charter includes a provision which implements a one-for-ten reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split will be effective as of September 4, 2014 at 5:00 p.m. EDT (the “Split Effective Time”).

At the Split Effective Time, all shares of common stock issued and outstanding immediately prior to the Split Effective Time (and all shares of common stock issued and held in the Company's treasury immediately prior to the Effective Time), will be automatically reclassified into a smaller number of shares such that each ten (10) shares of issued common Stock immediately prior to the Split Effective Time will be reclassified into one (1) share of common stock. No fractional shares will be issued, and in lieu thereof, upon surrender after the Split Effective Time of a certificate which formerly represented shares of common stock that were issued and outstanding immediately prior to the Split Effective Time, any person who would otherwise be entitled to a fractional share of common stock as a result of the Reverse Stock Split will be entitled to receive a cash payment in respect of such fractional share based upon closing price of a share of common stock on the OTC Pink market on September 4, 2014. To reflect the Reverse Stock Split, proportional adjustments will be made to the Company's outstanding equity awards and equity compensation plans. The conversion price applicable to the Company’s outstanding subordinated secured convertible notes will also be subject to a proportional adjustment. The Reverse Stock Split will not affect the par value per share of the common stock or the number of the Company’s authorized shares, although by reducing the number of shares of common stock outstanding, the Reverse Stock Split will result in additional shares available for issuance. American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates and the payment of cash in lieu of fractional shares.

Adoption of Amended and Restated By-Laws

On September 4, 2014, concurrently with the effectiveness of the Amended and Restated Charter, the Company’s Board of Directors implemented Amended and Restated By-Laws of the Company (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws include amendments to: (a) make conforming changes consistent with the Amended and Restated Charter; (b) eliminate the super-majority voting requirements included in the Company’s previous by-laws; and (c) provide that the Company’s directors be elected by a majority vote standard in uncontested elections, subject to the rights of the holders of the Company’s Series A Preferred Stock to nominate and elect directors. Pursuant to this new majority vote standard, in an uncontested director election, directors will be elected only upon receipt of a majority of the votes cast. If an incumbent director receives less than a majority of the votes cast, such director will be required to tender his or her resignation, whereupon the Board shall, within 90 days, either (i) accept such resignation and determine an effective date thereof that shall be within 90 days of such acceptance or (ii) upon a unanimous vote of the Board, decline to accept such resignation and publicly disclose, within four business days, the reasons for such rejection. In a contested election in which the number of nominees exceeds the number of directors to be elected, each director shall be elected by a plurality of the voting power of the shares represented at the meeting and entitled to vote. In determining the number of votes cast, abstentions and shares not voted will not be treated as votes cast.

The above description of the amendments implemented pursuant to the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Special Meeting held on September 4, 2014 (for a full description of each such matter see the Proxy Statement), as well as the final voting results with respect to each such matter:

Proposal 1. The stockholders approved the Company’s Amended and Restated Charter. The final voting results with respect to this Proposal were as follows: 55,139,691 votes for; 209,872 votes against; 79,221votes abstaining; and 0 broker non-votes.

Proposal 2. The stockholders approved the Amended and Restated Equity Plan. The final voting results with respect to this Proposal were as follows: 54,448,201 votes for; 864,949 votes against; 115,634 votes abstaining; and 0 broker non-votes.

Proposal 3. The stockholders approved the ESPP. The final voting results with respect to this Proposal were as follows: 55,050,734 votes for; 282,316 votes against; 95,734 votes abstaining; and 0 broker non-votes.

The voting results above include the voting rights of the Series B Preferred Stockholders, who were entitled to an aggregate of 51,428,577 votes (which is the number of shares of Common Stock into which their Notes were convertible as of the record date).

Item 8.01. Other Events.

On September 4, 2014, the Company issued a press release announcing the implementation of the one-for-ten Reverse Stock Split described in Item 5.03 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As previously disclosed, pursuant to the terms of the Company’s Credit Agreement with Crystal Financial LLC ("Crystal"), as amended, cash dominion provisions may be triggered if, among other things, the Company’s unrestricted cash drops below $7.5 million for two consecutive business days.  For the two consecutive business days ended September 2, 2014, the Company’s unrestricted cash was approximately $7.0 million and $6.3 million.  As a result, until such time as the Company’s unrestricted cash exceeds $7.5 million for 60 consecutive calendar days, as to which there can be no assurance, inbound cash receipts will be controlled by Crystal.  As the Cash Dominion Event is not considered an Event of Default under the Credit Agreement, the Company will continue to be allowed to borrow thereunder, subject to the other terms and conditions of the Credit Agreement.

Forward Looking Statements:

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company's management judgment regarding future events. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors including, but not limited to, factors identified from time to time in the Company's periodic filings with the SEC, including the Company's Annual Report on Form 10-K filed with the SEC on March 27, 2014, the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2014, and other factors identified from time to time in the Company's periodic filings with the SEC. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Body Central Corp.*
3.2	Amended and Restated By-Laws of Body Central Corp.*
10.1	Body Central Corp. Third Amended and Restated 2006 Equity Incentive Plan*
10.2	Body Central Corp. 2014 Employee Stock Purchase Plan (incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 19, 2014)
99.1	Press Release of Body Central Corp. dated September 4, 2014*
________________
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

Dated: September 5, 2014                By: /s/ Timothy J. Benson
Name: Timothy J. Benson
Title: Senior Vice President, Finance and Secretary